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                                                                  EXHIBIT 23.1.1


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the references to our firm under the captions "Historical PCS Group Summary Financial Data," "Sprint Corporation Summary Financial Data," "Historical PCS Group Selected Financial Data," "Sprint Corporation Selected Financial Data," and "Experts," and to the use of our reports for Sprint Corporation dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998, included in the Registration Statement (Form S-3 No. 333-64241) and related Prospectus of Sprint Corporation and incorporated by reference in this Registration Statement (Form S-3) of Sprint Corporation, to the incorporation by reference therein of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except
Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998, included in Sprint's Proxy Statement/Prospectus that forms a part of the Registration Statement (Form S-4 No. 333-65173) and in Sprint's Current Report (Form 8-K) dated November 2, 1998, and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, all filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Kansas City, Missouri
February 1, 1999